<PAGE 13>


EXHIBIT 24


POWER OF ATTORNEY

   Know all persons by these presents, that each individual whose signature appears below hereby constitutes and appoints David R. Francisco and
W. Granger Souder, Jr., and each and either of them, such individual's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto, and to file the same with the Securities and Exchange Commission, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.


SIGNATURE                           TITLE                         DATE


/s/ David R. Francisco      Chairman of the Board, Chief      October 13, 1998
DAVID R. FRANCISCO          Executive Officer, Treasurer
                               and Director (Principal
                                Executive Officer and
                             Principal Financial Officer)

/s/ Marty E. Adams          President, Chief Operating        October 10, 1998
MARTY E. ADAMS                 Officer and Director

/s/ Edward J. Reiter        Senior Chairman of the Board      October 13, 1998
EDWARD J. REITER              of Directors and Director

/s/ James C. McBane          Vice Chairman of the Board       October 10, 1998
JAMES C. McBANE               of Directors and Director


                                       Director
FRED H. JOHNSON, III

/s/ Keith D. Burgett                   Director               October 10, 1998
KEITH D. BURGETT

/s/ Willard L. Davis                   Director               October 10, 1998
WILLARD L. DAVIS




<PAGE 14>



/s/ H. Lee Kinney                      Director               October 10, 1998
H. LEE KINNEY

/s/ Kenneth E. McConnell               Director               October 10, 1998
KENNETH E. McCONNELL

/s/ Glenn F. Thorne                    Director               October 10, 1998
GLENN F. THORNE

/s/ Gerard P. Mastroianni              Director               October 10, 1998
GERARD P. MASTROIANNI

/s/ Del E. Goedeker                    Director               October 10, 1998
DEL E. GOEDEKER

/s/ Joseph W. Tosh, II                 Director               October 10, 1998
JOSEPH W. TOSH, II

/s/ Gerald D. Aller                    Director               October 12, 1998
GERALD D. ALLER

                                       Director
DAVID A. BRYAN

/s/ D. James Hilliker                  Director               October 12, 1998
D. JAMES HILLIKER

/s/ Marilyn O. McAlear                 Director               October 10, 1998
MARILYN O. McALEAR

/s/ Thomas S. Noneman                  Director               October 10, 1998
THOMAS S. NONEMAN

/s/ Emerson J. Ross, Jr.               Director               October 14, 1998
EMERSON J. ROSS, JR.

/s/ Douglas J. Shierson                Director               October 11, 1998
DOUGLAS J. SHIERSON

                                       Director
C. GREGORY SPANGLER

                                       Director
ROBERT E. STEARNS